UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 31, 2015

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As contemplated by the previously announced Agreement and Plan of Merger, dated as of October 27, 2015 (the “Merger Agreement”), among Rite Aid Corporation (the “Company”), Walgreens Boots Alliance, Inc., a Delaware corporation (“WBA”), and Victoria Merger Sub, Inc., a Delaware corporation and a wholly-owned direct subsidiary of WBA, the Board of Directors (the “Board”) of the Company approved the adoption of a retention and severance program upon the recommendation of the Compensation Committee of the Board (the “Committee”), which was advised by the Committee’s independent compensation consultant, to enhance employee retention and corporate performance through the closing of the merger contemplated by the Merger Agreement (the “Merger”), and authorized the Company to enter into individual retention award agreements with certain of its executive officers, as further described below.

The individual retention award agreements, the form of which is attached as Exhibit 10.1 to this Form 8-K, provide for the lump-sum payment of the retention award on the one hundred twentieth (120th) day following the closing of the Merger (the “retention date”), subject to continued employment through such retention date or upon the earlier termination of the recipient’s employment by the Company without “cause” or by the recipient for “good reason” (as such terms are defined in the Company’s 2014 Omnibus Equity Plan) (each referred to as a “qualifying termination”).  The Company executed retention award agreements on December 31, 2015, the form of which is attached as Exhibit 10.2 to this Form 8-K, with Darren Karst, David Abelman, Dedra Castle, Bryan Everett and Jocelyn Konrad, which provide for the grant of retention awards under the terms described above and, for tax planning purposes, provide for the accelerated payment of the executive’s fiscal year 2016 bonus in 2015, the accelerated lapse of restrictions on certain time-based restricted stock awards in 2015 and, to the extent necessary for one executive officer, the accelerated payment of the retention award in 2015, in each case subject to repayment requirements on the part of the executive if the executive would not have otherwise become entitled to such payments.

The table below sets forth the retention award that each listed named executive officer and other executive officer of the Company is or will be eligible to receive or retain upon continued employment through the one hundred twentieth (120th) day following the closing of the Merger or upon a qualifying termination prior to such day or, in the case of advance payment for tax planning purposes, upon the lapse of any applicable repayment obligation.

Retention Award ($)
Named Executive Officers(1),(2)
Mr. Standley	0
Mr. Martindale	0
Mr. Vitrano	0
Mr. Karst	1,000,000
Mr. Robert K. Thompson	0
Mr. Strassler	0
Other Executive Officers(1),(2)
Mr. Abelman	500,000
Ms. Castle	500,000
Mr. Donley	192,764
Mr. Everett	500,000
Ms. Konrad(3)	500,000
Mr. Montini, Jr.	500,000
Mr. Robert I. Thompson	0

(1)         As listed in the Company’s definitive proxy statement on Schedule 14A filed on December 21, 2015 under the heading “The Merger–Interests of Directors and Executive Officers of Rite Aid in the Merger.”

(2)         None of the named executive officers or other executive officers are eligible for severance benefits pursuant to the retention and severance program.

(3)         The retention award granted to Ms. Konrad was paid on December 31, 2015, subject to the repayment obligation described above.

The foregoing description of the retention award agreements is a summary of certain of their terms only and is qualified in its entirety by the full text of the forms of the retention award agreements, which are attached as Exhibits 10.1 and 10.2 hereto.

Item 9.01                       Financial Statements and Exhibits

(d)                                 Exhibits

10.1	Form of Retention Award Agreement
10.2	Form of December 31, 2015 Retention Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated: January 7, 2016	By:	/s/ James J. Comitale
		Name:	James J. Comitale
		Title:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Retention Award Agreement
10.2	Form of December 31, 2015 Retention Award Agreement